Exhibit 10.04

                     AGREEMENT FOR LEASE

This Agreement is made the 26th day of May 1982 between The Jurong Town Corporation a body corporated incorporated under the Jurong Town Corporation Act having its head office at Jurong Town Hall, Jurong Town Hall Road, Singapore (hereinafter called "the Lessor") of the one part and Kiln Technique (Pte) Ltd. a company incorporated in Singapore and having its registered office at 4 Gul Crescent, Jurong, Singapore.

(hereinafter called "the Lessee" which expression shall where the context so admits include its successors in title) of the other part.

Whereby it is agreed as follows:

1. In consideration of the sum of $920,000 paid to the Lessor the Lessor shall grant and the Lessee shall accept a lease or sub-lease of the piece of land and the building erected thereon described in the First Schedule hereto and shown edged in red on the plan annexed hereto for the term of thirty (30) years from the 1st day of September 1981 at the yearly rent of Dollars Thirty-Nine Thousand Seven Hundred and Ninety-Seven and Cents Forty-Six Only ($39,797.46 cts) subject to revision in accordance with the second schedule hereto and payable without demand on the first day of January in each and every year of the said term at the office of the Lessor in Singapore.

2. Such lease shall be issued after completion of a title survey and shall be in the form containing the reservations exceptions covenants and conditions set forth in the Second Schedule hereto with such modifications as circumstances may render necessary or as the Lessor and Lessee may mutually agree.

3. Until such a lease is granted in accordance with the stipulations and conditions of this Agreement the Lessee shall be deemed to be a Lessee of the said piece of land hereby agreed to be leased to him at the same rent and subject to the same covenants and stipulations so far as the same are applicable as it a lease thereof had been actually granted.

4.   The Lessee covenants with the Lessor as follows:

     (a) to pay all costs disbursements fees and charges legal or otherwise including, stamp and/or registration fees in connection with the preparation stamping and issue of this Agreement and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Agreement.
     (b) To pay all costs and fees legal or otherwise including costs as between solicitor and client in connection with the enforcement of the covenants and conditions herein.
     (c) To pay to the Lessor all survey fees and other charges including those payable to and claimed by the relevant Government Planning Authorities for the survey of the demised premises for the purpose of sub-division of the land of which the demised premises forms part and issue of this lease and a Certificate of Title __________, the Lessor shall have the right to employ his own surveyor to carry out the said survey in which event the Lessee shall bear all costs thereby incurred.
     (d) To pay interest at the rate of ___ per annum or such higher rates as may be determined from time to time by the Lessor for any outstanding amount payable under this Agreement from the due date thereof until payment in full is received by the Lessor.
     (e) To pay to the Lessor an amount equivalent to the sum if any payable by the Lessee as property tax in respect of the demised premises during the term prior to the issue of the Lease by the Lessor.

5. The Lessor covenants with the Lessee that he will be responsible for making good only major defects to the building which appear within six months from the term hereby created (time in this respect all be of the essence) and he shall not be liable for any loss or damage that may be suffered by the Lessee resulting from the aforesaid defects.

     IN WITNESS WHEREOF the parties hereto have set their hands or seals the day and year first above written.




SIGNED on behalf of

THE JURONG TOWN CORPORATION

By:  Francis Mak
     General Manager

in the presence of:
                         Clos............Choo

The Common Seal of:
KILN TECHNIQUE (PTE) LTD.

was hereunto affixed
in the presence of:

/s/Neuendorff Klaus Gunther
Director

/s/Tan Mee Choo
Secretary

I, Edna Lim Mei Ling an Advocate and Solicitor of the Supreme Court of Singapore hereby certify that on the 26th day of May 1983 the Common Seal of KILN TECHNIQUE (PTE) LTD. was duly affixed to the written instrument at Singapore in my presence in accordance with the regulations of the said Company which regulations have been produced and shown to me.

Witness my hand this 2th day of May 1983.

/s/Edna Lim Mei Ling














           THE FIRST SCHEDULE ABOVE REFERENCED TO

      All that piece of land knows as Private Lot A7163 also known as Government Survey Lot 603 Mukim VII Tuas are situated in the Republic of Singapore as shown edged red on the plan annexed hereto and estimated to contain an area of 7,369.9 square metres more or less subject to survey together with the buildings erected thereon.



(xiv)      Not  without the consent in writing of the Lessor
       to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external walls or rails or fences thereof any nameplate signboard placard poster or other advertisement or boarding.
(xv) Not  to use or permit or suffer the demised premies  or any part thereof to be used otherwise than for the manufacture of kiln drying plants, energy plants, turbine accessories and wood working machineries and the operation of an electrically operated kiln plant (to dry sawn timber) strictly for training/educational purposes only, except with the consent in writing of the Lessor.
(xvi) To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the demised premises and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee his servants contractors or agents.
(xvii)     To  pay interest at the rate of 10% per annum  or
       such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under this Lease from the due dates thereof until payment in full is received by the Lessor.
(xviii)    At  the  termination of the said term or  at  the
       earlier determination thereof to yield up to the Lessor the land hereby demised together with all buildings structures and fixtures therein in tenantable repair in accordance with the Lessee's covenants herein contained.
(xix)     To make good and sufficient provision for the safe
       and efficient disposal of all waste including but not limited to pollutants to the requirements and satisfaction of the Lessor PROVIDED THAT in the event of default by the Lessee under this covenant the Lessor may carry out such remedial measures as he thinks necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Lessee as a debt.
(xx) Not  to do or omit or suffer to be done or omitted  any act matter or thing in or on the demised premises in respect of the business trade or industry carried out or conducted therein which shall contravene the provisions of any laws rules or regulations now or hereafter affecting the same and at all times hereafter to indemnify and keep indemnified the Lessor against all actions proceedings costs expenses claims and demands in respect of any act matter or thing done or omitted to be done in contravention of the said provisions.
(xxi)      To  pay  all costs disbursements fees and charges
       legal or otherwise including stamp and or registration fees in connection with the preparation stamping and issue of this Lease and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Lease.
(xxii) To pay all costs and fees legal or otherwise including costs as between solicitor and client in connection with the enforcement of the covenants and conditions herein.
(xxiii)    To  pay  to the Lessor all survey fees and  other
       charges including those payable to and claimed by the relevant Government Planning Authorities for the survey of the demised premises for the purpose of the sub-division of the land of which the demised premises forms part and issue of this Lease and a Certificate of Title PROVIDED THAT the Lessor shall have the right to employ his own surveyor to carry out the said survey in which event the Lessee shall bear all costs thereby incurred.
(xxiv)    At his own cost to take such steps and execute
such works upon the demised premises as may be necessary for the protection of shores and embankments if any and for the prevention of earthslip erosion of soil and failure of slopes expeditiously in a workmanlike manner and to the satisfaction of the Lessor.
(xxv)     To construct an internal drainage system within
the demised premises to the satisfaction of the Lessor to
ensure that all surface water collected thereon is
discharged into the public drains.
(xxvi)    Not to effect a change of name without the prior
consent in writing of the Lessor PROVIDED THAT on every
change of name the Lessee shall pay the Lessor a fee to be specified by the Lessor in relation to such consent.
(xxvii)   To perform and observe the covenants on the
Lessor's part contained in the head lease made between the President of the Republic of Singapore and the Lessor so far as they are not varied herein and to keep the Lessor indemnified against all claims damages costs and expenses in any way relating thereto.
(xxviii) At the Lessee's own cost to shift the screen wall back by two and a half metres (2.3m) within the demised premises from the roan boundary line as and when required by the Lessor and/or relevant authorities.
(xxix) At the Lessee's own cost to demolish and reconstruct the bin centre/guard house to set the same back within the boundary line as and when required by the Lessor and/or relevant authorities.
(xxx) To maintain the demised premises and/or any part thereof in a neat and tidy condition and forthwith to comply with the Lessor's direction to remove and clear any materials, goods or articles of whatever nature and description from the demised premises or such part thereof.

2. The Lessor hereby covenants with the Lessee that the Lessee paying the rent hereinbefore reserved and performing and observing the covenants conditions and agreements on the part of the Lessee hereinbefore contained shall peaceably hold and enjoy the demised premises during the term hereby granted without any interruption of or by the Lessor or any person lawfully claiming throught under or in trust for him.

2A. The Lessor further covenants with the Lessee that he shall at the request of the Lessee made in writing not less than six (6) months prior to the expiry of the term herein created grant to the Lessee a lease of the demised premises for a further term of thirty (30) years (hereinafter referred to as "the further term") from the expiry of the said term upon the same terms and conditins and containing like covenants as are contained in this lease with the EXCEPTION of the present covenant for renewal PROVIDED THAT:

     (i) the Lessee's fixed investment on the demised premises exceeds the sum of $1.8 million per 0.4 hectare of the demised premises (out of which at least $750,000 per 0.4 hectare shall be on building and civil works and the rest can be on plant and machinery) within ten (10) years from the 1st day of September 1981 and due proof of such investment is produced to the satisfaction of the Lessor;
     (ii) there be no existing breach(s) or non-observance(s) of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;
     (iii) the rental payable for the further term shall be as set out hereunder:

          a) the yearly rent for the further term shall be at the rate of 6% of the market value of the commencement of the further term (hereinafter referred to as "the Second Initial Rent") which rate shall however be subject to a revision on the 1st day of January 2013 to a rate of six per cent (6%) of the market value on the date of such revision determined in the manner following but so that the increase shall not exceed fifty per cent (50%) of the Second Initial Rent.
          b) the yearly rent so revised shall be subject to revision every period of five years thereafter and shall be at the rate of six per cent (6%) of the market value on the respective dates determined in the manner following but so that the increase shall not exceed fifty per cent (50%) of the annual rent for each immediately preceding period of five years.
          c) the market value and the time of payment of the yearly rent shall be as aforesaid.

3. PROVIDED ALWAYS and it is hereby agreed between the parties as follows:

     (a) That no estate or interest in the soil of the road and footpath adjacent to the demised premises is or shall be deemed to be included in the demise hereinbefore contained.
     (b) That the Lessee shall not be entitled to any right of access of light or air to any buildings erected on the demised premises which would restrict or interfere with the user of any adjoining or neighboring land for building or any other purpose.
     (c) That is the said rent hereby reserved or any part thereof shall be unpaid for fourteen days after becoming payable (whether the same shall have been formally demanded or not) or if any of the covenants on the part of the Lessee herein contained shall not be performed or observed then and in any such case it shall be lawful for the Lessor or any person or persons authorised by him in that behalf at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Lessor in respect of any breach of any of the covenants by the Lessee hereinbefore contained PROVIDED THAT if the demised premises have been assigned by way of mortgage the provisions of this clause shall not take effect until the Lessor has served upon the mortgagee a notice in writing, that such breach has occurred and the mortgagee has failed to remedy such breach.
     (d) That the Lessor shall not be liable for any loss or damage that may be suffered by the Lessee resulting from any subsidence or cracking of the ground floor slabs and aprons.

     In this Lease where the context so requires words importing the singular number or the masculine gender include the plural number or the feminine gender and words importing persons include corporation and vice versa and where there are two or more persons included in the expression "the Lessee" covenants expressed to be made by "the Lessee" shall be deemed to be made by such persons jointly and severally.
     [Exhibits-02-10.04]